EXHIBIT 99.1

TM Entertainment and Media, Inc. Announces Settlement of Consent Solicitation Contest,
Postponement of Annual Meeting of Stockholders

New York, NY — March 31, 2009 — TM Entertainment and Media, Inc. (the “Company”) (AMEX: TMI), today announced that it has reached an agreement with Opportunity Partners L.P., a fund in the Bulldog Investors (“Bulldog”) group of private investment funds in connection with Bulldog’s ongoing consent solicitation and proposed proxy solicitation. In connection with the settlement, Bulldog has agreed (i) to cease its efforts to effectuate an early windup of the Company, (ii) not to oppose the board of directors at the next meeting of stockholders or otherwise seek to exercise control over the management of the Company, (iii) to withdraw its demand to force the Company to hold an annual meeting of stockholders, and (iv) to enter into a forward contract with the Company or a third party whereby Bulldog would not vote its shares against a proposed business combination. As part of the settlement, the Company has agreed to name one person to be designated by Bulldog to its Board of Directors, who will be independent of both Bulldog and the Company, qualify as an audit committee “financial expert” and otherwise be acceptable to the current members of the Board of Directors of the Company. That director is expected to be named sometime next week. In addition, the Company will reimburse Bulldog for certain expenses it incurred in connection with its consent solicitation and proposed proxy solicitation.

As a result of the settlement agreement with Bulldog, the Board of Directors has determined to postpone the previously announced annual meeting of stockholders scheduled for May 13, 2009, until such time as the Company holds a meeting of stockholders to approve a proposed business combination with an acquisition partner to be identified by the Company. The Company intends to hold an election of directors at such meeting of stockholders.

About TM Entertainment and Media, Inc.

TM Entertainment and Media, Inc. (the “Company”) is a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of the Company’s management team’s experience in these markets.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about the Company’s:

•	Ability to complete a combination with one or more target businesses;

•	Success in retaining or recruiting, or changes required in, management or directors following a business combination;

•	Potential inability to obtain additional financing to complete a business combination;

•	Limited pool of prospective target businesses;

•	Potential change in control if the Company acquires one of more target businesses for stock;

•	Public securities’ limited liquidity and trading;

•	The delisting of the Company’s securities from the American Stock Exchange or an inability to have the Company’s securities listed on the American Stock Exchange following a business combination;

•	Use of proceeds not in trust or available to the Company from interest income on the trust account balance; or

•	Financial performance.

The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and speak only as of the date of such press release. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this press release as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc. References to “public stockholders” refer to holders of shares of common stock sold as part of the units in our initial public offering, including any of our stockholders existing prior to our initial public offering to the extent that they purchased or acquired such shares.

Contact:

MacKenzie Partners, Inc.
Bob Marese
(212) 929-5500
bmarese@mackenziepartners.com
www.mackenziepartners.com

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